Exhibit 10.4.1

LIMITED LIABILITY COMPANY AGREEMENT

OF

AC MANAGEMENT LLC

Dated as of January 31, 2007

TABLE OF CONTENTS

ARTICLE I

Definitions and Usage

ARTICLE V

Capital Accounts; Withdrawal of Capital

SECTION 5.01.	Capital Accounts	11
SECTION 5.02.	Withdrawal of Capital; Limitation on Distributions; Resignation	11
SECTION 5.03.	Determination of Book Value of Company Assets	11

ARTICLE VI

Tax Matters

SECTION 6.01.	Allocations	12
SECTION 6.02.	Interests Transferred in Connection with the Performance of Services	12
SECTION 6.03.	Post-dissolution Obligations	13
SECTION 6.04.	Tax Advances	13

ARTICLE VII

Distributions

SECTION 7.01.	Distributions	13
SECTION 7.02.	Repayment of Funds	14

ARTICLE VIII

Transfers of Units

SECTION 8.01.	Transfers of Units of the Company	14
SECTION 8.02.	Forfeiture	16
SECTION 8.03.	Fair Market Value	16
SECTION 8.04.	Tag-Along Right; Redemption	17

ARTICLE IX

Accounting and Tax Matters

SECTION 9.01.	Fiscal Year	17
SECTION 9.02.	Books and Records and Capital Accounts	18
SECTION 9.03.	Bank Accounts	18
SECTION 9.04.	Tax Matters	18
SECTION 9.05.	Liability to Third Parties; Capital Account Deficits	18

ARTICLE X

Indemnification of Officers, Directors and Other Authorized Representatives

SECTION 10.01.	Exculpation and Indemnification	19

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LIMITED LIABILITY COMPANY AGREEMENT, dated as of January 31, 2007, of AC Management LLC, a Delaware limited liability company (the “Company”), adopted by the Members of the Company. Capitalized terms used herein have their respective meanings as set forth in Section 1.01.

WHEREAS the Company has been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”)) pursuant to a Certificate of Formation dated as of January 31, 2007 (the “Certificate”), and filed for recordation in the Office of the Secretary of State of Delaware;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreement contained herein, the parties agree as follows:

ARTICLE I

Definitions and Usage

SECTION 1.01. Defined Terms. The following terms as used in this Agreement shall have the following meanings:

“Act “ has the meaning set forth in the first recital to this Agreement.

“AC HoldCo” shall mean AC HoldCo LLC, a Delaware limited liability company.

“AC HoldCo LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of AC HoldCo, dated January 31, 2007, as amended from time to time.

“Affiliate” means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by “ and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

“Agreement” means this Agreement, as amended or supplemented from time to time.

“Bankruptcy” means, with respect to any Member, any event that causes such Member to cease to be a member of the Company as provided in § 18-304 of the Act.

“Book Value” has the meaning set forth in Section 5.03.

“Business Day” means any day, other than a Saturday or Sunday, on which banks located in New York City are not required or authorized by law to remain closed.

“Capital Account” has the meaning set forth in Section 5.01.

“Capital Contribution” means a contribution by a Member to the capital of the Company pursuant to this Agreement.

“Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of AC HoldCo and its subsidiaries, taken as a whole, to any person (other than an Existing Holder); (ii) the adoption of a plan relating to the liquidation or dissolution of AC HoldCo; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (other than an Existing Holder) becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding units of AC HoldCo having the right to vote for AC HoldCo’s directors; or (iv) AC HoldCo’s merger or consolidation with or into any person (other than an Existing Holder), or the consolidation of any person (other than an Existing Holder) with, or the merger of any person (other than an Existing Holder) with or into, AC HoldCo, in any such event pursuant to a transaction in which any of the outstanding units or shares, as applicable, of AC HoldCo or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the units of AC HoldCo outstanding immediately prior to such transaction are converted into or exchanged for units or shares of the surviving or transferee person constituting a majority of the outstanding units or shares of such surviving or transferee person having the right to vote (immediately after giving effect to such issuance).

“Class B Unit Proceeds” means any net proceeds (after deduction of any related expenses) received by the Company (whether in cash or property) in respect of or otherwise related to the AC HoldCo Class B Units held by the Company.

“Code” means the Internal Revenue Code of 1986, as amended. “Company” has the meaning set forth in the preamble to this Agreement.

“Continuous Service” means, with respect to any Member who is a Management Employee, that such Member’s service with AC HoldCo or any Affiliate of AC HoldCo, whether as an employee, director or consultant, is not interrupted or terminated. A Member’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Member renders service to AC HoldCo or its Affiliates, or a change in the entity for which the Member renders such service, provided that there is no interruption or termination of the Member’s services. For example, a change in status from an employee of AC HoldCo to a consultant of an Affiliate of AC HoldCo will not constitute an interruption of Continuous Service. The Managing Member may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. For purposes of this definition, holders of units of AC HoldCo shall be deemed to not be Affiliates of AC HoldCo, its subsidiaries and the Company.

“Current Member” means AC HoldCo.

“Eligible Transferees” means any immediate family member or any trust or other custodial arrangement established for the benefit of any immediate family member.

“Employment Agreement” means, with respect to any Member, such Member’s currently effective employment agreement (as amended, if applicable) and related written agreements with AC HoldCo.

“Existing Holder” means any one or more of (i) Ripplewood (as defined in the AC HoldCo LLC Agreement) and its Affiliates or (ii) Thorne (as defined in the AC HoldCo LLC Agreement) and its Affiliates.

“Fair Market Value” means the fair market value of a Unit or other Interest, determined in accordance with Section 8.03.

“Fiscal Year” has the meaning set forth in Section 9.01.

“Grant Date” means the date on which the Management Employee is issued Units by the Managing Member.

“Grant Notice” means a notice evidencing the terms applicable to a grant of Units to a Management Employee.

“Interest” means (a) one or more Units or (b) any other equity interest in the Company.

“Involuntary Transfer” means any Transfer by any Member of an Interest, or of any beneficial interest therein, upon default, foreclosure, forfeit, bankruptcy (voluntary or involuntary), court order, levy of attachment, execution, in connection with divorce or separation proceedings or otherwise than voluntarily by the Transferor; provided, however, that a Transfer required pursuant to Section 8.02 shall not be deemed an Involuntary Transfer and provided further, however, that with respect to a Member that is a natural person, any Transfer upon the death of such Member shall not be deemed an Involuntary Transfer.

“Liquidating Member” has the meaning set forth in Section 11.02(a).

“Limited Liability Company Agreement” has the meaning set forth in the Recitals.

“Management Employee” means any employee or other service provider of AC HoldCo or any Affiliate of AC HoldCo who owns Units or other Interests, whether directly or indirectly, in the Company. For purposes of this definition, holders of units of

AC HoldCo shall be deemed to not be Affiliates of AC HoldCo, its subsidiaries and the Company.

“Managing Member” means AC HoldCo.

“Member” means any person or persons who, from time to time, shall have acquired Units in the Company pursuant to and in compliance with the terms of this Agreement and who shall have been admitted as a Member in accordance with this Agreement, and shall not have ceased to be a Member under the terms of this Agreement or any applicable laws.

“Merger Conversion” means a conversion of AC HoldCo into, or merger of AC HoldCo with, a Newco in contemplation of or as part of a possible merger, consolidation, reorganization or other business combination.

“Net Income” or “Net Loss”, as appropriate, means, for any period, (i) the taxable income or tax loss of the Company for such period for Federal income tax purposes (taking into account any separately stated items), (ii) increased by the amount of any tax-exempt income of the Company during such period and (iii) decreased by the amount of any Code Section 705(a)(2)(B) expenditures (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(i)) of the Company; provided, however, that Net Income or Net Loss of the Company shall be computed without regard to the amount of any items of gross income, gain, loss or deduction that are specially allocated under Section 6.01. In the event that the Capital Accounts are adjusted pursuant to Section 5.01, the Net Income or Net Loss of the Company (and the constituent items of income, gain, loss and deduction) realized thereafter shall be computed in accordance with the principles of Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

“Newco” means a stock corporation or other business entity to which all or a substantial portion of (a) the assets of AC HoldCo or (b) the units held by AC HoldCo’s members, have been transferred.

“Nonmanaging Members” means the Members other than the Managing Member.

“Permitted Transferees” means any Transferee of Units from a Member to an Eligible Transferee.

“person” means any individual, corporation, partnership, trust, association, limited liability company, joint venture, joint-stock company or any other entity or organization, including a government or governmental agency.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Tag-Along Sale” has the meaning set forth in Section 8.04.

“Tax Advances” has the meaning set forth in Section 6.02.

“Tax Matters Member” has the meaning set forth in Section 8.01(d).

“Tax Return” refers to any report, return, information return or other information required to be supplied to a taxing authority in connection with Taxes.

“Taxes” refers to all Federal, state, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments of any kind whatsoever, imposed or required to be withheld by any Federal, state, local, foreign, or other governmental authority, including any interest, penalties or additions thereto, whether disputed or not.

“Transfer” means any direct or indirect transfer, sale, conveyance, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, of an Interest. A Transfer of an Interest shall include any Transfer of a security that is a derivative of an Interest.

“Transferee” means the transferee of a Transfer.

“Transferor” means the transferor of a Transfer.

“Treasury Regulations” means the Federal income tax regulations promulgated by the United States Department of the Treasury interpreting the provisions of the Code.

“Unit” has the meaning set forth in Section 4.01.

“Unit Ownership” means, with respect to any Member at any time, the number of Units set forth opposite such Member’s name in the Unit Register as it is maintained and updated by the Managing Member from time to time to reflect (i) any forfeiture of Units to the Managing Member, (ii) the Transfer of any Units, or portion thereof, in accordance with the provisions of this Agreement if the Transferee of such Units is a Member or is admitted as a Member in accordance with Section 8.01(a)(iii) or (iii) the redemption of Units pursuant to Section 8.04 or the terms of any Grant Notice.

“Unit Register” means the register containing a list of each of the Members of the Company, the Units owned by each of such Members and the Capital Contributions made by each of such Members (as amended from time to time) as maintained by the Managing Member as part of the books and records of the Company.

“Unvested Units” means, with respect to any Member that is a Management Employee, its Units other than Vested Units.

“Vested Units” means, with respect to any Member that is a Management Employee, and except as otherwise provided in the applicable Grant Notice, such Member’s Units to the extent that such Units have vested in accordance with the following schedule:

(A) 6.25% of the Units received on the Grant Date by such Member shall become vested on the last day of each of the sixteen full three-month periods following such Grant Date (or, in the case of the “Initial Units” described in Section 4.02, on the last day of each of the sixteen full three-month periods following the later of July 1, 2006 or the date of hire), if the Member remains in Continuous Service through such day;

(B) 100% of the then outstanding Units not already vested shall become vested on a Change of Control, if the Member remains in Continuous Service through the date of such Change of Control.

For the avoidance of doubt, all of the Managing Member’s Units shall be fully vested at all times.

SECTION 1.02. Other Definition Provisions. (a) Wherever required by the context of this Agreement, the singular shall include the plural, and vice versa, and the masculine gender shall include the feminine and neuter genders, and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein, the words “including”, “includes”, “included” and “include” are deemed to be followed by the words “without limitation”. When used herein, the word “or “ shall mean the disjunction but shall not be exclusive.

(b) Any capitalized term used in this Agreement and not defined in this Agreement shall have the meaning given to such term in the AC HoldCo LLC Agreement, but only if such term is defined therein.

ARTICLE II

Formation and Business of the Company

SECTION 2.01. Members. The Current Member hereby admits each of the persons set forth on the signature pages to this Agreement under the heading “Members” as a Member of the Company and such persons shall be the Members of the Company without the need for the consent of any person, upon the effectiveness of this Agreement. The Members hereby ratify the formation of the Company as a limited liability company under the Act and agree that the rights, duties and liabilities of the Members of the Company shall be as provided in the Act, except as otherwise provided herein.

SECTION 2.02. Company Name. The name of the Company as reflected in the Certificate of Formation is “AC Management LLC”.

SECTION 2.03. Purpose and Powers. The Company has been formed for the object and purpose of, and the nature of the business to be conducted by the Company is, to invest in, hold and dispose of securities of AC HoldCo and to conduct such other activities necessary or incidental to the foregoing purposes. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law, together with any powers incidental thereto, that are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company. The Company shall be deemed to have for all purposes, without limitation, any and all of the powers that may be exercised on behalf of the Company by the persons so authorized pursuant to this Agreement.

SECTION 2.04. Registered Agent and Office. The registered agent for service of process is, and the mailing address for the registered office of the Company in the State of Delaware is in care of, The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Such agent and such office may be changed from time to time by the Managing Member.

SECTION 2.05. Principal Place of Business. The principal place of business of the Company shall be located at One Rockefeller Plaza, 32nd Floor, New York, New York 10020, or such other address as the Managing Member shall specify from time to time.

SECTION 2.06. Authorized Persons. The Managing Member and each officer of the Managing Member (and any agent as may from time to time be designated by any officer of the Managing Member for such purpose) is hereby designated as an authorized person, within the meaning of the Act, to act individually or collectively solely in connection with executing, delivering and causing to be filed, any amendments to, and/or restatements of, the Certificate of Formation adopted in accordance with the terms of this Agreement and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

SECTION 2.07. Representations and Warranties. (a) Entities. Each Member that is a corporation, partnership, limited liability company, trust or other entity represents and warrants to the Company and to each other Member that (i) such Member is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction in which such Member was formed or organized; (ii) such Member has the full legal right, power and authority required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder; (iii) this Agreement has been duly authorized, executed and delivered by such Member and is a legal, valid and binding obligation of such Member enforceable against such Member in accordance with its terms; and (iv) such Member’s authorization, execution, delivery and performance of this Agreement does not and will not conflict with (A) any law, rule or court order applicable to such Member, (B) such Member’s organizational documents or (C) any other agreement or arrangement to which such Member is a party or by which it or its properties are bound.

(b) Natural Persons. Each Member that is a natural person represents and warrants to the Company and to each other Member that (i) such Member is of sound mind and has full legal capacity to enter into, execute and deliver this Agreement and perform fully his or her obligations hereunder; (ii) this Agreement has been duly executed and delivered by such Member and is a legal, valid and binding obligation of such Member enforceable against such Member in accordance with its terms; and (iii) such Member’s execution, delivery and performance of this Agreement does not and will not conflict with (A) any law, rule or court order applicable to such Member or (B) any other agreement or arrangement to which such Member is a party or by which such Member or his or her properties are bound.

ARTICLE III

Management of the Company

SECTION 3.01. Managing Member. (a) Subject to Section 3.01(b), the business and affairs of the Company shall be managed solely by the Managing Member, which shall have the exclusive power and authority, on behalf of the Company, to take any action of any kind not inconsistent with the express provisions of this Agreement (but subject to Section 12.02) and to do anything and everything it deems necessary or appropriate to carry on the business and purposes of the Company. The Managing Member is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the Company’s business, and the actions of each such Person taken in accordance with such rights and powers shall bind the Company. The Managing Member shall exercise its authority as such in its capacity as a member of the Company. None of the Nonmanaging Members shall participate in the management and control of the business of the Company. There shall not be any “managers” of the Company within the meaning of Section 18-101(10) of the Act.

(b) The Managing Member may consult with counsel and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Managing Member hereunder in good faith and in accordance with such advice or opinion of counsel.

(c) The Managing Member shall have full, exclusive and complete discretion and authority on behalf of the Company in exercising the Company’s rights as a member of AC HoldCo. In exercising such discretion and authority, the Managing Member shall be permitted to consider not only the interests of all the Members, taken as a whole, but its own interests both in its capacity as the Managing Member and otherwise.

(d) The Managing Member shall have the power to accelerate the time during which any Unit or Units will vest.

SECTION 3.02. Reliance by Third Parties. Any person dealing with the Company may rely on the power and authority of the Managing Member herein set forth.

ARTICLE IV

Capitalization and Units

SECTION 4.01. Authorized Capital. (a) The limited liability company interest of each Member in the Company shall be represented by units (“Units”) issued to such Member. The limited liability company interests of the Company may be divided into classes by the Managing Member. Each Unit and class of Units shall have the specific rights, preferences and privileges set forth in the provisions of this Agreement or in any applicable Grant Notice. Other than as provided in this Agreement or in an applicable Grant Notice, the rights, preferences and privileges of the Units shall be identical.

(b) Unit Register. The Unit Register shall be maintained by the Managing Member as part of the books and records of the Company. The Members of the Company shall be those persons listed in the Unit Register and their respective initial Capital Accounts and Unit Ownership shall be as set forth in the Unit Register. None of the Nonmanaging Members shall be entitled access to the Unit Register provided that the Managing Member shall provide each Member upon its request with its respective Capital Account and Unit Ownership information and the total number of Units outstanding. The Managing Member shall amend the Unit Register as necessary to appropriately reflect the issuance, transfer or redemption of any Units and the admission and Capital Contributions (if any) of additional Members. In no event shall the Managing Member be obligated to provide any Member with any information with respect to another Member.

(c) Re-grant of Forfeited Units. Notwithstanding anything in this Agreement, if any Unit shall for any reason be forfeited to the Managing Member or reacquired or withheld by the Managing Member or the Company, such Unit shall be available for re-grant under this Agreement.

SECTION 4.02. Initial Units. As of the date of this Agreement, each of the Members shall have been issued the class of Units and number of Units listed in the Unit Register corresponding to such Member’s name (the “Initial Units”).

SECTION 4.03. Additional Units Generally. Except as permitted by Section 4.05, the Company shall not issue any additional Units or other equity securities without the prior written consent of each Member, in which case this Agreement shall be amended in a form mutually agreed by the Members to reflect such issuance.

SECTION 4.04. Cessation of Membership Status. In the event that a Member no longer holds any Units, whether by reason of the transfer of such Units or as a result of repurchases provided for in this Agreement or otherwise, such Member shall no longer be considered to be a Member of the Company for any purpose of this Agreement; provided, however, that such cessation of Member status shall not relieve the former Member of any liability to the Company existing at the time of such cessation of Member status.

SECTION 4.05. Additional Units Corresponding to AC HoldCo Units. (a) General. The Managing Member may cause the Company to issue an unlimited number of additional Units from time to time in respect of the corresponding amount of AC HoldCo Class B Units or other similar “carried interests” of AC HoldCo held by (or received in the future by) the Company. For the avoidance of doubt, this includes the re-grant of previously issued Units that are forfeited to the Managing Member upon the termination of a Member’s Continuous Service.

(b) Amendments for Changes in Unit Ownership. The Managing Member shall amend this Agreement to the extent necessary to reflect appropriately the issuance, transfer or redemption of any Units.

SECTION 4.06. Admission of Additional Members. (a) Additional Members may be admitted with the approval of the Managing Member and upon the execution and delivery of such agreements, documents or instruments as the Managing Member requires, except for admissions of additional Members in connection with Transfers of Units pursuant to Article VIII, which admissions must comply with the applicable provisions regarding admission of additional Members contained therein.

(b) The Managing Member promptly shall amend the Unit Register to reflect appropriately the admission of any additional Members, including the number of Units of such Members and any Capital Contributions of such Members.

SECTION 4.07. Certificates. The Company hereby irrevocably elects that all membership interests in the Company shall be securities governed by Article 8 of the Uniform Commercial Code. Each certificate evidencing membership interests in the Company shall bear the following legend: “The Units represented by this certificate are securities within the meaning of, and shall be governed by, Article 8 of the Uniform Commercial Code as adopted and in effect in the State of Delaware.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend. The Managing Member may, in its discretion, hold any certificates evidencing Unvested Units in escrow. If requested by the Managing Member, a Member shall execute such documents as the Managing Member requests to evidence any such escrow arrangement.

SECTION 4.08. Expenses. The Managing Member shall bear all its reasonable expenses incurred in performing its duties as the Managing Member and as the Tax Matters Member.

SECTION 4.09. Capitalization Adjustments. If any change is made in the Units or in the corresponding Class B Units of AC HoldCo, without the receipt of consideration by the Company or AC HoldCo, as applicable (through merger, consolidation, reorganization, recapitalization, incorporation, change in state of organization, distribution (whether in property or cash), equity split, liquidating distribution, combination, exchange, change in form of organization or structure, or other transaction not involving the receipt of consideration by the Company or AC HoldCo, as applicable), then: (i) the Units will be automatically and proportionately adjusted in the class(es) and number of Units outstanding and available for issuance to Members to the extent necessary to reflect such change in the Units and/or the Class B Units of AC HoldCo, and (ii) the Grant Notices will be automatically and proportionately adjusted in the class(es) and number of securities subject to such Grant Notice to the extent necessary to reflect such change in the Units and/or the Class B Units of AC HoldCo. The Managing Member shall make such adjustments and shall amend the Unit Register to reflect such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of AC HoldCo or the Company, as applicable, shall not be treated as a transaction “without receipt of consideration” by the Company or AC HoldCo.

ARTICLE V

Capital Accounts; Withdrawal of Capital

SECTION 5.01. Capital Accounts. (a) There shall be established for each Member on the books of the Company as of the date hereof, or such later date on which such Member is admitted to the Company, a capital account (each being a “Capital Account”). The Company will maintain records to enable separate identification of Capital Contributions, allocations, revaluation events and distributions to the extent related to separate Units. Each Member’s appropriate Capital Account shall be (i) credited with such Member’s allocable share of any Net Income of the Company (pursuant to Section 6.01(a)) and all items of income and gain specially allocated to such Member pursuant to Section 6.01(b), (ii) debited with (A) distributions to such Member of cash or the fair market value of other property and (B) such Member’s allocable share of Net Loss of the Company (pursuant to Section 6.01(a)), and all items of loss and deduction specially allocated to such Member pursuant to Section 6.01(b), and (c) otherwise maintained in accordance with the provisions of the Code. Any other item which is required to be reflected in a Member’s Capital Account under this Agreement shall be so reflected. Capital Accounts shall be appropriately adjusted to reflect transfers of part (but not all) of any Class of a Member’s Interest. Interest shall not be payable on Capital Account balances. Notwithstanding anything to the contrary contained in this Agreement, the Company shall maintain the Capital Accounts of the Members in accordance with the principles and requirements set forth in Section 704(b) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv).

(b) Upon the occurrence of any event specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), the Tax Matters Member may cause the Capital Accounts of the Members to be adjusted to reflect the fair market value of the Company assets at such time in accordance with such Regulation; provided, however, that the Tax Matters Member shall cause the Capital Accounts of the Members to be so adjusted in connection with any admission of additional Members.

SECTION 5.02. Withdrawal of Capital; Limitation on Distributions; Resignation. No Member shall be entitled to withdraw any part of such Member’s Capital Account or, except as provided in Sections 7.01 and 11.02, to receive any other distributions from the Company, and no Member shall be entitled to demand or receive (i) interest on such Member’s Capital Account or (ii) any property from the Company other than cash. No Member may withdraw from the Company without the prior written consent of the Managing Member.

SECTION 5.03. Determination of Book Value of Company Assets. (a) Book Value. The initial “Book Value” of any Company asset as of the date hereof shall be its fair market value on the date hereof as determined in good faith by the Managing Member.

(b) Adjustment. The Book Values of all of the Company’s assets that are revalued pursuant to Section 5.01(b) shall be adjusted by the Company to equal their respective fair market values at such time, as determined in good faith by the Managing Member.

(c) Depreciation and Amortization. The Book Values of the Company’s Assets shall be adjusted as appropriate to reflect any depreciation and amortization.

ARTICLE VI

Tax Matters

SECTION 6.01. Allocations. (a) Allocation of Net Profits and Net Losses. Net Profit and Net Loss and any items thereof shall be allocated among the Members during any Fiscal Year such that, if the Company were to sell all of its assets at their fair market value (as determined in good faith by the Board of Directors), use the proceeds thereof to satisfy all of its liabilities and then distribute any remaining balance to its Members in accordance with positive Capital Account balances immediately after such allocation, such distributions would, as nearly as possible, equal the distribution that such Member would have received had the Company distributed the remaining balance to its Members pursuant to Article VII of this Agreement.

(b) Tax Allocations. All tax items of the Company shall be allocated among the Members in accordance with the allocations of the corresponding items for Capital Account purposes under Section 6.01(a) subject to (1) the application of Code Section 704(c) using the traditional method without curative allocations provided in Treasury Regulation Section 1.704-3(b), (2) in the case of Units granted as compensation and subsequently forfeited, the making of “forfeiture allocations” as provided in applicable Treasury Regulations (which allocations shall be mandatory) and (3) other modifications required by the Code and Treasury Regulations thereunder.

SECTION 6.02. Interests Transferred in Connection with the Performance of Services. By executing this Agreement, each Member authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “IRS Notice”), or any successor guidance or provision, apply to any interest in the Company transferred to a Member by the Company in connection with services provided to the AC HoldCo on or after the effective date of such Revenue Procedure. For purposes of making such Safe Harbor election, the tax matters partner is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by the tax matters partner constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice. The Company and each Member hereby agree to comply with all requirements of the Safe Harbor described in the IRS Notice, including, without limitation, the requirement that each Member shall prepare and file all federal income tax returns reporting the income tax effects of each Unit issued by the Company that qualifies for the Safe Harbor in a manner consistent with the requirements of the IRS Notice. Each Member authorizes the tax matters partner to amend this Article VI to the extent necessary to achieve substantially the same or similar tax treatment with respect to any interest in the Company transferred to a service provider by the Company in connection with services provided to the Company as set forth in Section 4 of the IRS Notice (e.g., to reflect changes from the rules set forth in the IRS Notice in subsequent Internal Revenue Service guidance), provided that such amendment does not result in disproportionately adverse treatment of such Member as compared to the treatment of a Member holding similar Units.

SECTION 6.03. Post-dissolution Obligations. A Member’s obligations to comply with the requirements of this Article VI shall survive such Member’s ceasing to be a Member of the Company and/or the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Article VI the Company shall be treated as continuing in existence.

SECTION 6.04. Tax Advances. To the extent the Managing Member reasonably determines that the Company is required by law to withhold or to make tax payments on behalf of or with respect to any Member (e.g., backup withholding taxes) (“Tax Advances”), the Company may withhold such amounts and make such tax payments as so required. All Tax Advances made on behalf of a Member shall, at the option of the Managing Member, (i) be paid promptly to the Company by the Member on whose behalf such Tax Advances were made or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. Whenever the Managing Member selects option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Member, for all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Advance. Each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax, interest or failure to withhold taxes) with respect to income attributable to or distributions or other payments to such Member. In addition to the foregoing, if the Company, AC HoldCo or any of their Affiliates is required to withhold income or employment taxes in respect of the acquisition or ownership of any Unit by any Member, such Member shall be required to reimburse the entity designated by the Managing Member for such amounts, and/or any of such entities may withhold such amounts from any compensation, distributions and payments payable to such Member by the Company, AC HoldCo or any such Affiliate.

ARTICLE VII

Distributions

SECTION 7.01. Distributions. (a) Generally. Distributions shall be made when Class B Unit Proceeds are received by the Company and in such amounts as determined by the Managing Member and shall be made among the Members in cash or other property in amounts determined by the procedures set forth in Sections 7.01(b) and 7.01(c). Notwithstanding any provision to the contrary contained in this Agreement, (i) the Company shall not make a distribution to any Member on account of its Units if such distribution would violate the Act or other applicable law and (ii) the Company shall not be required to distribute any amount to the extent that the Company could be subject to any liability to refund or repay such amount or any liability arising out of the event giving rise to such amount except to Members who have agreed to assume such liability to the extent of the amount to be distributed in connection with such event.

(b) Distribution Amounts in Respect of Units. (i) Generally. Except as otherwise provided in this paragraph, any amounts of Class B Unit Proceeds to be distributed to Members pursuant to Section 7.01(a) shall be allocated to the Members pro rata in accordance with their respective Unit Ownership. The amount allocated to a Member attributable to his Vested Units will be distributed to such Member. The amount allocated to a Member with respect to his Unvested Units will be placed in an escrow account held and administered by the Managing Member and paid out to such Member as his Unvested Units vest; provided that if a Member’s Unvested Units are forfeited to the Managing Member pursuant to Section 8.02, any amount remaining in such escrow account shall be paid to the Managing Member. Notwithstanding the foregoing, all Units are intended to constitute “profits interests” within the meaning of IRS Revenue Procedures 93-27 and 2001-43, and the Managing Member shall adjust the distributions allocable to any Unit to the minimum extent necessary to ensure such treatment of each Unit. For the avoidance of doubt, no such adjustments shall be necessary or apply to the “Initial Units” described in Section 4.02.

(c) Tax Distributions. Notwithstanding Section 7.01(b)(i), amounts of Class B Unit Proceeds attributable to a Tax Distribution under Section 6.02 of the AC HoldCo LLC Agreement will be distributed to Members other than AC HoldCo pro rata in accordance with their respective Unit Ownership, regardless of whether or not their Units have vested. All distributions made pursuant to this Section 7.01(c) shall constitute advances against amounts otherwise distributable to such Member under Section 7.01(b) and shall reduce the amounts that would otherwise be distributable to such Member thereunder. If the Company is required to repay to AC HoldCo an amount under Section 6.02 of the AC HoldCo LLC Agreement, the Company shall provide notice to the Members other than AC HoldCo and each such member will be required to repay to the Company its pro rata share of such amount.

(d) Other Income. Any other income earned by the Company shall be distributed to Members pro rata in accordance with their respective Unit Ownership.

SECTION 7.02. Repayment of Funds. Except as otherwise may be provided by law, Section 7.01(a)(ii), or Section 7.01(c), no Member shall be required to repay to the Company any funds distributed to it pursuant to this Agreement.

ARTICLE VIII

Transfers of Units

SECTION 8.01. Transfers of Units of the Company. (a) Generally. (i) A Member may not Transfer any Units (or any beneficial interest therein) or other Interests unless (A) such Transfer is in accordance with this Article VIII, (B) the Managing Member has consented, in its sole discretion, in writing to such Transfer, (C) the Transferor gives the Company not less than 15 Business Days prior written notice of such Transfer (unless greater prior notice is required by this Agreement, in which case the Transferor shall give such greater notice) and (D) the Transferee executes and delivers a counterpart of the signature page of this Agreement (or other appropriate assumption agreement) and any other agreements, documents or instruments as the Managing Member may reasonably require. Any Transfer made in violation of this Section 8.01(a) shall be null and void and shall be subject to paragraph (c) of this Section 8.01. Notwithstanding anything in this agreement to the contrary, Unvested Units may not be transferred.

(ii) Whenever a Transfer or purchase of an Interest is to be consummated by any person on a specified date under this Article VIII, such Transfer or purchase shall take place at 10:00 a.m. on such date (or, if such date is not a Business Day, the next following Business Day) at the [—] offices of [—] or at such other time, date and place as the Company and the parties to the transaction may agree. The consideration for such Transfer or purchase shall be paid by delivery to the Transferor of a certified or bank check made payable to such Transferor or by wire transfer in immediately available funds to a bank account designated by such Transferor, as the parties to such transaction may agree, against due execution and delivery of the agreements, documents and instruments specified in Section 8.01(a)(i)(D) and of such other agreements, documents and instruments as the Managing Member or the parties to such transaction may reasonably require.

(iii) Upon compliance with the requirements of Section 8.01(a), each Transferee of Units or other Interests shall have all of the economic rights, and shall be subject to the restrictions and obligations, of its Transferor hereunder, and shall succeed to the portion of the Transferor’s Unit Ownership and Capital Account attributable thereto. Such Transferee shall be admitted as a Member only with the prior written consent of the Managing Member in its sole discretion. If a Transferor has Transferred all its Unit Ownership in the Company pursuant to this Article VIII and the Transferee is admitted as a Member, immediately following such admission, such Transferor shall cease to be a Member.

(b) Transfers by the Managing Member; Permitted Transferees.

(i) Subject to Section 8.01(a), the Managing Member shall have the right to Transfer at any time all or any portion of its Units or other Interests (including any beneficial interest therein) to any person without the prior consent of any person.

(ii) Subject to Section 8.01(a), a Member shall have the right to Transfer Vested Units at any time to a Permitted Transferee.

(c) Involuntary and Impermissible Transfers. If an Involuntary Transfer or a Transfer in violation of this Agreement shall occur with respect to any Member other than the Managing Member and such Transfer has not been cured within 30 days after notice has been given by the Managing Member to the Transferor or the Transferee, the Managing Member shall have the right, exercisable by delivery of written notice to such Transferee within 90 days following the earlier to occur of (x) the Managing Member’s receipt of notice of such event from the Transferor or (y) the Managing Member’s obtaining actual knowledge of such event from any other source, to purchase all of the Units or other Interests acquired directly or indirectly by such Transferee at a purchase price equal to the Fair Market Value thereof, determined in good faith by the Managing

Member as of the date of such event. Upon delivery of such written notice by the Managing Member, such Transferee shall cease to have any rights under this Agreement (and, if applicable, as a Member) other than to receive the Fair Market Value for such Units. The closing date of any purchase described in this Section 8.01(c) shall be on the 30th day after a determination of the Fair Market Value of the Units or other Interests to be purchased is made.

(d) Publicly Traded Partnership. Notwithstanding anything in this Agreement, in order to avoid the treatment of the Company as a “publicly traded partnership” within the meaning of Section 7704 of the Code, (i) unless waived in writing by the Tax Matters Member in its sole discretion, no Transfer of all or any of a Member’s Units or other Interests may be made if such Transfer would result in the Company having more than 100 members (as determined in accordance with Treasury Regulation Section 1.7704-1(h)) and (ii) no Transfer, or attempted Transfer, of all or any of a Member’s Units or other Interests may be made through the facilities of any “established securities market” or any “secondary market” or the substantial equivalent thereof (as such terms are defined for purposes of Section 7704(b) of the Code).

(e) Lock-Up. Notwithstanding any in this Agreement, no Member (other than AC HoldCo) shall sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Unit (or any securities (i) into which Units are converted or (ii) for which Units are exchanged or (iii) received as a distribution in respect of Units) for a period of time (generally, but not limited to, 180 days) specified by the managing underwriter(s) following the effective date of a registration statement of the Company, AC HoldCo or any of their Affiliates or successors filed under the Securities Act, including any period as the underwriters of the Issuer shall request in order to facilitate compliance with NASD Rule 2711 (the “Lock Up Period”); provided, however, that nothing contained in this section shall prevent the forfeiture of Unvested Units pursuant to the terms of this Agreement during the Lock Up Period. Each Member further agrees to execute and deliver such other agreements as may be reasonably requested by the Company, AC HoldCo, or their Affiliates or successors, and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the stop-transfer instructions may be imposed with respect to any Units until the end of such period. The underwriters of such securities are intended third party beneficiaries of this Section 8.02(e) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

SECTION 8.02. Forfeiture. Unless otherwise agreed in writing by the Managing Member, each Management Employee’s Unvested Units, will, by operation of the Agreement and without any action on the part of any Member, be forfeited to the Managing Member, immediately and without consideration, upon the termination of the Management Employee’s Continuous Service for any reason or for no reason.

SECTION 8.03. Fair Market Value. In determining the “Fair Market Value” of a Unit or other Interest, the Managing Member shall give due consideration to such factors as it deems appropriate, including the earnings and certain other financial and operating information of AC HoldCo and its subsidiaries in recent periods (including its margins), its potential value and that of its subsidiaries as a whole, the tax basis of its assets, its future prospects (including growth prospects) and business strength and that of its subsidiaries and the industries in which they compete, its history and management and that of its subsidiaries, the general condition of the securities markets and the fair market value of securities of privately-owned companies engaged in businesses similar to AC HoldCo. The Fair Market Value shall be determined in good faith by the Managing Member; provided that if the applicable Management Employee provides written notice to the Company of disagreement with the Fair Market Value determined by the Managing Member within 15 days of receipt of such determination, such Management Employee and the Managing Member shall mutually agree in good faith on an independent, nationally recognized, investment bank to determine such fair market value, whose determination shall be binding on such Management Employee and the Managing Member. If the fair market valuation determined by such investment bank for the Units or other Interest is greater than the value of such security or securities set by the Managing Member, the valuation of such securities, as determined by the investment bank, shall be binding on the applicable Management Employee and the Managing Member and the fees and expenses of such investment bank shall be paid by the Managing Member. If the fair market valuation determined by such investment bank for the Units or other Interest is lower than the value of such securities set by the Managing Member, the valuation of such securities as determined by the investment bank shall be binding on the applicable Management Employee and the Managing Member and the fees and expenses of such investment bank shall be paid by the applicable Management Employee.

SECTION 8.04. Tag-Along Right; Redemption. Following receipt of a notice that the Company has the right to participate in a sale of AC HoldCo securities by a member of AC HoldCo, the Company shall notify all Members whenever such sale will result in a Change of Control (a “Tag-Along Sale”). In such event, each Member shall have the right to request the Company (within five days of the Company’s notice pursuant to the preceding sentence) (i) to exercise the Company’s right to participate in such Tag-Along Sale with respect to such Member’s pro rata share of Class B Units of AC HoldCo that the Company is permitted to so convert and sell in such Tag-Along Sale, and (ii) to redeem a corresponding proportion of such Member’s Units immediately following the consummation of the relevant Tag-Along Sale, in exchange for the Member’s pro rata share of the proceeds received by the Company in respect of such converted Class B Units in connection with such Tag-Along Sale.

ARTICLE IX

Accounting and Tax Matters

SECTION 9.01. Fiscal Year. Unless otherwise required by the Code, the fiscal year of the Company for financial reporting and tax purposes (the “Fiscal Year”) shall end on the last day of December in each year and shall begin on the first day of January in each year, unless otherwise determined by the Tax Matters Member; provided, however, that the first Fiscal Year of the Company shall be deemed to have commenced on the date the Certificate of Formation was filed with the Secretary of State and to have ended on the last day of December in the same calendar year.

SECTION 9.02. Books and Records and Capital Accounts. The Company shall maintain complete and accurate books and records at the Company’s principal place of business showing the names and addresses of, and Units owned by each of the Members, all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company’s business and affairs, including a record of the Capital Account of each Member. No Member, other than the Managing Member, shall have the right to inspect the books and records of the Company or any list of Members of the Company. The Company shall maintain two sets of books. One set of books shall be kept on the basis of generally accepted accounting principles and the other shall be kept on the basis of Federal income tax principles (including § 704(b) of the Code).

SECTION 9.03. Bank Accounts. The Company shall maintain one or more accounts with such bank or banks as the Managing Member may determine from time to time. Such persons as the Managing Member shall designate shall be authorized signatories for such accounts.

SECTION 9.04. Tax Matters. (a) Tax Elections. Except as otherwise expressly provided herein, the Tax Matters Member shall make all elections and determinations required or permitted to be made by the Company for applicable Tax purposes, including any election under Section 754 of the Code and the methods of accounting and depreciation to be utilized by the Company for Tax purposes.

(b) Treatment as a Partnership. The Members agree that the Company shall be treated as a partnership for purposes of United States Federal, state and local income and other taxes, and further agree not to take any position or make any election, in any Tax Return or otherwise, inconsistent therewith.

(c) Tax Returns. The Tax Matters Member shall cause all required Tax Returns to be filed with the appropriate office of the Internal Revenue Service or any other relevant taxing authority, as the case may be. As promptly as reasonably practicable after the receipt of Federal income tax Schedule K-1 for a Fiscal Year from AC HoldCo, the Tax Matters Member shall cause the Company to deliver to each Member a copy of such Member’s Federal income tax Schedule K-1 for such Fiscal Year and such other tax information as the Tax Matters Member determines to be appropriate to enable the Members to prepare and file their respective Tax Returns.

(d) Designation of Tax Matters Member. The Managing Member shall be the “Tax Matters Member” of the Company as defined in Section 6231(a)(7) of the Code, and shall manage all administrative and judicial proceedings conducted with respect to the Company by the Internal Revenue Service or other Taxing authorities. All expenses incurred by the Managing Member while acting in such capacity shall be paid or reimbursed by Holdings.

SECTION 9.05. Liability to Third Parties; Capital Account Deficits. Except as may be otherwise provided by the Act or herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. Except as otherwise expressly provided in the Act, the liability of each Member for Capital Contributions shall be limited to the amount of Capital Contributions required to be made by such Member in accordance with the provisions of this Agreement. In no event shall any Member enter into any agreement or instrument that would create or purport to create personal liability on the part of any other Member for any debts, obligations or liabilities of the Company with the prior written consent of such other Member. No Member shall be liable to make up any deficit in its Capital Account.

ARTICLE X

Indemnification of Officers,

Directors and Other Authorized Representatives

SECTION 10.01. Exculpation and Indemnification. (a) No Member shall be liable to the Company or to any other Member for monetary damages for any losses, claims, damages or liabilities arising from any act or omission performed or omitted by it arising out of or in connection with this Agreement or the Company’s business or affairs, unless such loss, claim, damage or liability is primarily attributable to such Member’s gross negligence, willful misconduct or breach of this agreement, in which event such Member shall be liable to the extent such loss, claim, damage or liability is attributable to such gross negligence, willful misconduct or breach of this agreement.

(b) (1) The Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Member against any losses, claims, damages or liabilities to which such Member may become subject in connection with any matter arising out of or in connection with this Agreement or the Company’s business or affairs; provided, however, that if such loss, claim, damage or liability is primarily attributable to such Member’s gross negligence, willful misconduct or breach of this agreement, such Member shall not be entitled to such indemnification to the extent that such loss, claim, damage or liability is attributable to such gross negligence, willful misconduct or breach of this agreement. If any Member becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Company’s business or affairs, the Company shall pay or reimburse such Member for its legal and other out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided that such Member shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall ultimately be determined that such Member was not entitled to be indemnified by the Company in connection with such action, proceeding or investigation. If for any reason (other than the gross negligence, willful misconduct or breach of this agreement of such Member) the foregoing indemnification is unavailable to such Member, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Member as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and such Member on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

(2) The provisions of this Section 10.01(b) shall survive for a period of six years from the date of dissolution of the Company; provided that if at the end of such period there are any actions, proceedings or investigations then pending, any Member may so notify the Company and the other Members at such time (which notice shall include a brief description of each such action, proceeding or investigation and the liabilities asserted therein) and the provisions of this Section 10.01(b) shall survive with respect to each such action, proceeding or investigation set forth in such notice (or any related action, proceeding or investigation based upon the same or similar claim) until such date that such action, proceeding or investigation is finally resolved; and provided further that the obligations of the Company under this Section 10.01(b) shall be satisfied solely out of Company assets.

(c) Each Member covenants for itself and its successors, assigns, heirs and personal representatives that such Person will, at any time prior to or after dissolution of the Company on demand, whether before or after such Person’s withdrawal from the Company, pay to the Company any amount which the Company pays in respect of taxes (including withholding taxes) imposed upon income of or distributions to such Member.

(d) Notwithstanding anything else contained in this Agreement, the rights and obligations of the Company or any Member under this Section 10.01 shall:

(i) be in addition to any liability which the Company or such Member may otherwise have; and

(ii) inure to the benefit of such Member, its Affiliates and their respective members, directors, officers, employees, agents and Affiliates and any successors, assigns, heirs and personal representatives of such Persons.

ARTICLE XI

Dissolution and Winding-Up

SECTION 11.01. Dissolution. The Company shall be dissolved upon the earliest to occur of any of the following: (a) the decision of the Managing Member to dissolve the Company, (b) a Change of Control or (c) the entry of a decree of judicial dissolution under § 18-802 of the Act. The Bankruptcy, death, retirement, resignation, expulsion or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company shall not in and of itself cause a dissolution of the Company to occur (and the Company, without such Member, shall continue), unless there are no remaining Members of the Company.

SECTION 11.02. Winding-Up Affairs and Distribution of Assets. (a) Upon dissolution of the Company, the Managing Member shall be the liquidating trustee for the Company (the “Liquidating Member”) and shall proceed to wind up the affairs of the Company, liquidate the remaining property and assets of the Company and wind up and terminate the business of the Company. The Liquidating Member shall cause a full accounting of the assets and liabilities of the Company to be taken and, unless all the Members otherwise agree, shall cause the assets to be liquidated and the business to be wound up as promptly as possible by selling the Company assets and distributing the net proceeds therefrom in accordance with Section 11.02(b).

(b) Unless and to the extent otherwise required by the Act or any other applicable law, the proceeds of any such liquidation shall be applied in the following order of priority: (i) first, to creditors of the Company (including Members who are creditors, to the extent permitted by law) in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) and (ii) second, to the Members in accordance with Article VII.

ARTICLE XII

Miscellaneous Provisions

SECTION 12.01. Entire Agreement. This Agreement and, with respect to each Management Employee, the applicable Grant Notice and his Employment Agreement (if any), sets forth the entire understanding among the parties relating to the subject matter contained herein and merges all prior discussions among them.

SECTION 12.02. Amendments and Modifications. This Agreement and any Grant Notice may be amended or modified at any time and from time to time by the written consent of the Managing Member, without the consent of any of the Nonmanaging Members, including to the extent permitted by Section 4.04 (e), provided, however, that any modification or amendment (i) increasing the amount of Capital Contributions required to be made by any Member or that would require any Member to make a loan to the Company, (ii) adversely affecting any Member’s right to receive distributions or allocations, as provided in Articles VI and VII, (iii) adversely affecting any Member’s rights under Article X, (iv) resulting in a loss of any Member’s limited liability status or (v) modifying or amending this Section 12.02, shall require the written consent of each Member affected thereby. Subject to any mandatory provisions of the Act or applicable law to the contrary, any amendment or modification so adopted shall be binding upon the Company and all the Members except as otherwise provided in this Section 12.02.

SECTION 12.03. Severability. If any one or more of the provisions contained in this Agreement or in any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; provided, however, that in such case the Members shall endeavor to amend or modify this Agreement (subject to the terms, conditions and requirements set forth in Section 12.02) to achieve to the extent reasonably practicable the purpose of the invalid provision.

SECTION 12.04. GOVERNING LAW. THIS AGREEMENT AND ALL ACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

SECTION 12.05. No Waiver of Rights. No failure or delay on the part of any party in the exercise of any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or of any other right or power. The waiver by any party or parties hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement are cumulative and are not exclusive of any rights or remedies otherwise available.

SECTION 12.06. SUBMISSION TO JURISDICTION. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT IN THE SUPERIOR COURT OR THE COURT OF CHANCERY OF THE STATE OF DELAWARE, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH MEMBER HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH MEMBER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THE BOOKS AND RECORDS OF THE COMPANY. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 12.07. Specific Performance. The parties hereto hereby declare that irreparable damage would occur as a result of the failure of any party hereto to perform any of its obligations under this Agreement in accordance with the specific terms hereof. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law. The right to specific performance should be in addition to any other remedy to which a party hereto may be entitled at law or in equity.

SECTION 12.08. Waiver of Jury Trial. Each Member hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each Member (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Members have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.08.

SECTION 12.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 12.10. Headings. The Article, Section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

SECTION 12.11. Binding Agreement. Except as expressly provided herein, the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the estate, heirs, legal representatives, successors and permitted assigns of the respective Members.

SECTION 12.12. Notices. All notices and other communications required or permitted by this Agreement shall be made in writing and any such notice or communication shall be deemed given or delivered when delivered in person, transmitted by telecopier, or one Business Day after it has been sent by a nationally recognized overnight courier, at the address or addresses for notices to the recipient designated in the Unit Register. Communications by telecopier also shall be sent concurrently by first class mail or nationally recognized overnight courier, but shall in any event be effective as stated above. Each Member may from time to time change its address for notices under this Section 12.12 by giving at least five days’ written notice of such changed address to the Company.

SECTION 12.13. Waiver of Partition; Classes or Group of Members. Each Member hereby waives any and all rights, if any, that such Member may have to maintain an action for partition of the Company’s property. The Company shall have one class or group of Members for all purposes under the Act, including, without limitation, § 18-209 thereof.

SECTION 12.14. No Right to Employment. Nothing in this Agreement shall confer upon any Member any right to continue to serve AC HoldCo or an Affiliate as an employee, director or consultant, or shall affect the right of AC HoldCo or any Affiliate to terminate the service relationship of any person, with or without notice and with or without cause.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the day and year first written above.

Managing Member

AC HOLDCO LLC,

by:	/s/ Ron LeMay
Name:	Ron LeMay
Title:	Chairman

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the day and year first written above.

Member

[NEW MEMBER]

by:
Name:
Title:

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